Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-230671, 333-259369, 333-267079, and 333-280618 on Form S-8 and Registration Statement No. 333-272540 on Form S-3 of our report dated March 26, 2025, relating to the financial statements of Precision BioSciences, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
March 26, 2025